EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (“Agreement”) is made as of November 15, 2012 by and between NYTEX PETROLEUM, INC., a Delaware corporation (“NYTEX”) and NEWARK E&P, LLC, a Delaware limited liability company (“Newark”), (collectively, the “Parties”).

WHEREAS, reference is hereby made to: (i) that Exploration Agreement made and entered into by and among NYTEX and Newark dated the 15th day of December, 2011, (the “Exploration Agreement”) and (ii) that Operating Agreement made and entered into by and among NYTEX and Newark dated the 15th day of December, 2011, (the “Operating Agreement”);

WHEREAS, under the terms of the Exploration Agreement and Operating Agreement, NYTEX acquired from Newark certain rights in and to the oil, gas and mineral leases set forth, identified and described on Exhibit “A” attached hereto and made a part hereof for all purposes (the “Leases”) and in the wells set forth, identified and described on Exhibit “B” attached hereto and made a part hereof for all purposes, together with all personal property and equipment used or obtained in conjunction therewith (the “Wells”);

WHEREAS, NYTEX desires to sell and Newark desires to purchase all of the right, title and interest granted to NYTEX in Exploration Agreement and Operating Agreement, all on the terms and conditions contained herein (the Exploration Agreement, the Operating Agreement, the Leases, and the Wells will be referred to herein collectively as the “Properties”); and

WHEREAS, this Agreement shall supersede the Exploration Agreement and the Operating Agreement, and all previous correspondence, discussions and agreements between the Parties.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration and the mutual representations, warranties, covenants, conditions and agreements contained herein, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF PROPERTIES

1.1                               Purchase and Sale of Properties.  NYTEX agrees to sell and Newark agrees to purchase all of the interest owned by NYTEX in the Properties (which NYTEX represents to be being an undivided 15% working interest), together all NYTEX’s interest in all rights-of-way, easements, surface use agreements, access agreements, permits and other rights and interests associated with the Properties.  The consideration payable by Newark for the Properties shall be Three Million Two Hundred Thousand ($3,200,000.00) (the “Purchase Price”).

1.2                               Closing.  The conveyance of and purchase for the Properties as contemplated hereby (the “Closing”) shall take place on or before December 15, 2012 at the offices of Newark or on such earlier or later date as may be fixed by mutual agreement of NYTEX and Newark.  At Closing, Newark shall (i) pay to NYTEX the Purchase Price by wire transfer or other means of immediately available funds and (ii) execute and deliver an assignment of the Permitted Overrides as defined in the Exploration Agreement, and NYTEX shall execute and deliver to Newark an assignment, in the form of that attached hereto as Exhibit “C” and in sufficient counterparts for recording in each county where the Leases are located, of all of interest in the Properties owned by NYTEX, which NYTEX represents to be an undivided 15% working interest. In addition, at Closing NYTEX, Newark, and Newark E&P Operating, LLC shall execute a Release of Operating Agreement and Financing Statement in the form of that attached hereto as Exhibit “D”.

1.3                               Effective Date.  The effective date and time of the purchase contemplated hereby shall be 7:00 a.m. on October 1, 2012, (the “Effective Date”).

ARTICLE II

MISCELLANEOUS

2.1                               Encumbrances.  NYTEX represents and warrants that NYTEX’s interests in the Properties are not subject to any third party contracts, unrecorded assignments, liens, mortgages, deeds of trust, other burdens or overriding royalty interests, and that the Properties are free and clear of any claims, demands, lawsuits and causes of action.

2.2                               Entire Agreement.  THIS AGREEMENT AND THE DOCUMENTS REFERRED TO HEREIN AND TO BE DELIVERED PURSUANT HERETO CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES PERTAINING TO THE PROPERTIES, AND SUPERSEDE ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS OF THE PARTIES, WHETHER ORAL OR WRITTEN INCLUDING THE EXPLORATION AGREEMENT AND JOINT OPERATING AGREEMENT, AND THERE ARE NO WARRANTIES, REPRESENTATIONS OR OTHER AGREEMENTS BETWEEN THE PARTIES IN CONNECTION WITH THE SUBJECT MATTER HEREOF, EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR THEREIN.

2.3                               Further Assurances.  After Closing, NYTEX and Newark agree to take such further actions and to execute, acknowledge and deliver all such further documents and take such further action that is necessary or useful in carrying out the purpose of this Agreement or any document delivered pursuant hereto.

2.4                               Governing Law.  This Agreement shall be construed and interpreted according to the laws of the State of Texas without regard to the conflicts of law rules thereof.

2.5                               Severability.  If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

2.6                               Pre-Effective Date Settlement.  Newark shall assume any outstanding joint interest billings which are due, or may become due, from NYTEX prior to the Effective Date.  Newark may retain any undistributed revenue payable to NYTEX which may have accrued prior to the Effective Date.

2.7                               Mutual Releases.  Newark hereby releases and forever discharges NYTEX, and each and all of its officers, directors, shareholders, agents, employees, successors and assigns (collectively the “NYTEX Parties”), from all past, present or future claims, demands, damages, actions, causes of action, or suits in equity, of every kind or nature, whether known or unknown to the parties or fixed or contingent, which are based on any matter or thing done, omitted or suffered to be done by any of the NYTEX Parties,  in any way directly or indirectly relating to or arising out of the Exploration Agreement, the Operating Agreement, any other transactions or agreements between NYTEX and Newark, including obligations arising from Article 2.6 herein, or the transactions and occurrences described in or referred to in this Agreement, except that the NYTEX Parties shall not be released from the obligations contained in this Agreement until such time as they have fully complied with the terms of this Agreement.  NYTEX hereby releases and forever discharges Newark, and each and all of its officers, directors, shareholders, agents, employees, successors and assigns (collectively the “Newark Parties”), from all past, present or future claims, demands, damages, actions, causes of action, or suits in equity, of every kind or nature, whether known or unknown to the parties or fixed or contingent, which are based on any matter or thing done, omitted or suffered to be done by any of the Newark Parties, in any way directly or indirectly relating to or arising out of the Exploration Agreement, the Operating Agreement, any other transactions or agreements between Newark and NYTEX, including benefits accruing under Article 2.6 herein, or the transactions and occurrences described in or referred to in this Agreement, except that the Newark Parties shall not be released from the obligations contained in this Agreement until such time as they have fully complied with the terms of this Agreement.

2.8                               Termination of Exploration Agreement and Operating Agreement.  This Agreement supersedes the Exploration Agreement and Operating Agreement, and all previous correspondence, discussions and agreements between the Parties, and the Parties agree that, upon the closing of this Agreement, the Exploration Agreement and the Operating Agreement shall be terminated.

IN WITNESS WHEREOF, the parties have caused this Purchase and Sale Agreement to be duly executed as of the day and year first above written.

NEWARK E&P, LLC		NYTEX PETROLEUM, INC.

	/s/ Paul Teske		/s/ Michael K. Galvis
By:	Paul Teske	By:	Michael Galvis
Its:	Chief Operating Officer	Its:	President